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                                                                    EXHIBIT 99.2

                                     CONSENT
                                       OF
                         BANC OF AMERICA SECURITIES LLC


Board of Directors
GaSonics International Corporation
2730 Junction Avenue
San Jose, CA  95134

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated October 25, 2000, to the Board of Directors of GaSonics International Corporation (the "Company") as Annex B to the Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and Novellus Systems, Inc. and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "SUMMARY OF THE PROXY STATEMENT-PROSPECTUS - Summary of the Transaction," "THE MERGER - Background of the Merger," "THE MERGER - Reasons for the Transaction," "THE MERGER - Recommendation of GaSonics' Board of Directors" and "THE MERGER - Opinion of GaSonics' Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


BANC OF AMERICA SECURITIES LLC

/s/ Barry Newman
------------------------------
Name: Barry Newman
Title: Managing Director

November 16, 2000